Exhibit 4.162

EXECUTION COPY

CONSENT, WAIVER AND THIRD AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

THIS CONSENT, WAIVER AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 12, 2007 (this “Consent and Amendment”), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Parent”), DTG OPERATIONS, INC., an Oklahoma corporation (“Operations”), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation (“Thrifty,” and, together with Operations, the “Subsidiary Borrowers”; the Parent and the Subsidiary Borrowers being collectively referred to herein as the “Borrowers”), the Lenders (as defined below) parties hereto and the Administrative Agent (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrowers, the various financial institutions parties thereto (collectively, the “Lenders”), Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston) (“Credit Suisse”), as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and The Bank of Nova Scotia (“Scotia Capital”), as the syndication agent (in such capacity, the “Syndication Agent”, and, together with the Administrative Agent, the “Agents”) for the Lenders, Dresdner Bank AG, New York and Grand Cayman Branches, as the documentation agent, and Credit Suisse and Scotia Capital, as the co-arrangers, have heretofore entered into that certain Third Amended and Restated Credit Agreement, dated as of April 1, 2004 (as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of December 6, 2004, and the Second Amendment to Third Amended and Restated Credit Agreement, dated as of March 9, 2006, the “Credit Agreement”);

WHEREAS, the Borrowers, certain Subsidiaries of the Borrowers and the Administrative Agent have heretofore entered into that certain Amended and Restated Pledge Agreement (as amended, modified or supplemented from time to time, the “Pledge Agreement”);

WHEREAS, in connection with certain amendments being undertaken with respect to the MTN Program Documents, Conduit Program Documents and CP Program Documents (each as defined in the Credit Agreement), the Pledgors desire to amend (a) the Pledge Agreement to reflect certain modifications to the Pledge Agreement as set forth in the First Amendment to Amended and Restated Pledge Agreement attached hereto as Exhibit A (the "Pledge Agreement Amendment") and (b) the Security Agreement to reflect certain modifications to the Security Agreement as described in Section 2.3 below;

WHEREAS, the Parent, in a press release dated February 5, 2007 (the “February 5 Press Release”), disclosed that (a) its historical financial statements should no longer be relied upon as a result of an error related to the accounting for certain derivative transactions under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative

Instruments and Hedging Activities” and an error relating to net deferred state tax liabilities, and (b) it will amend and restate (i) its financial statements for (A) the fiscal quarters ending September 30, 2006, June 30, 2006, and March 31, 2006, and (B) the fiscal years ending December 31, 2005, 2004 and 2003 and (ii) certain other financial information with respect to (A) each of the fiscal quarters in fiscal years 2005 and 2004 and (B) each of the 2002 and 2001 fiscal years (collectively, the “Restated Financial Information”);

WHEREAS, the Borrowers desire to have the Lenders (a) consent and agree to the Pledge Agreement Amendment and the requested modifications to the Security Agreement and (b) waive any default arising from representations and warranties with respect to previously delivered financial statements not being correct as a result of the matters set forth in the February 5 Press Release); and

WHEREAS, the Lenders and the Administrative Agent are willing, on and subject to the terms and conditions set forth below (including the amendments set forth in Article II below) to amend and waive certain provisions of the Credit Agreement as provided below (the Credit Agreement, as amended pursuant to the terms of this Consent and Amendment, being referred to as the "Amended Credit Agreement") and to consent to the Pledge Agreement Amendment and the other matters set forth in Article II below, in each case as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1          Certain Definitions. The following terms (whether or not underscored) when used in this Consent and Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the first recital.

“Agents” is defined in the first recital.

“Amended Credit Agreement” is defined in the sixth recital.

“Borrowers” is defined in the preamble.

“Consent and Amendment” is defined in the preamble.

“Consent Effective Date” is defined in the preamble to Article III.

“Credit Agreement” is defined in the first recital.

“February 5 Press Release” is defined in the fourth recital.

“Lenders” is defined in the first recital.

“Parent” is defined in the preamble.

“Pledge Agreement” is defined in the second recital.

“Pledge Agreement Amendment” is defined in the third recital.

“Restated Financial Information” is defined in the fourth recital.

SECTION 1.2          Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Consent and Amendment with such meanings.

ARTICLE II

CONSENT, WAIVER AND AMENDMENTS

SECTION 2.1          Amendments. Subject to the occurrence of the Consent Effective Date, certain provisions of the Credit Agreement are hereby amended in accordance with this Article II, to be deemed effective as of the effective date of the Original Credit Agreement; except as expressly so amended by this Consent and Amendment, the Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1.1        Amendment to Section 1.1 of the Credit Agreement. (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following parenthetical at the end of the definition of “Net Income”:

“(excluding therefrom non-cash gains and non-cash charges arising from marking to market the fair value of Hedging Agreements in accordance with Statement of

Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” and any related income tax effects).”

(b)          Section 1.1 of the Credit Agreement is hereby further amended by adding the following parenthetical at the end of clause (a) of the definition of “Net Worth”:

“(excluding therefrom, to the extent excluded in determining Net Income which is reflected in such retained earnings (or accumulated deficit), non-cash gains and non-cash charges arising from marking to market the fair value of Hedging Agreements in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” and any related income tax effects).”

SECTION 2.1.2        Amendment to Section 8.2.9 of the Credit Agreement. Section 8.2.9 of the Credit Agreement is hereby amended by adding the phrase “that is a Permitted Business Acquisition” immediately following the reference to “Excepted Acquisition” in clause (b) thereof.

SECTION 2.1.3        Amendment to Article XI of the Credit Agreement. Article XI of the Credit Agreement is hereby amended by inserting the following Section 11.13 at the end thereof:

“SECTION 11.13.         Issuer. For the avoidance of doubt, the Issuer shall be entitled to the same rights and protections as are afforded to the Administrative Agent under Section 11.1 and Section 11.3.”

SECTION 2.2          Consent to Pledge Agreement Amendment. Effective as of the date hereof (but subject to the occurrence of the Consent Effective Date), the Lenders hereby consent and agree to the Pledge Agreement Amendment.

SECTION 2.3          Consent to the Revised Definition of "Retained Interest". Effective as of the date hereof (but subject to the occurrence of the Consent Effective Date), the Lenders hereby consent and agree to (a) the amendment and restatement of the definition of "Retained Interest" in the Base Indenture as set forth on Schedule 1 hereto and (b) the amendment and restatement of the definition of "Retained Interest" in the Security Agreement as set forth on Schedule 1 hereto.

SECTION 2.4          Waiver. Effective as of the date hereof (but subject to the occurrence of the Consent Effective Date), the Lenders hereby waive any Default or Event of Default under Section 9.1.2 of the Credit Agreement to the extent the representations or warranties made or deemed to have been made pursuant to Section 7.5 of the Credit Agreement shall prove to have been incorrect when made or deemed to have been made as a result of the matters set forth in the February 5 Press Release; provided that the Parent shall have filed the Restated Financial Information with the SEC on or prior to March 16, 2007 and such Restated Financial Information shall be consistent in all material respects with the amounts and other information set forth in the February 5 Press Release.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Consent and Amendment, and the amendments, modifications and consents contained herein, shall be and become effective on the date (the “Consent Effective Date”) when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 3.1          Execution of Counterparts. The Administrative Agent shall have received counterparts of this Consent and Amendment, duly executed and delivered on behalf of (i) each of the Borrowers and (ii) the Required Lenders.

SECTION 3.2          Officer's Certificate. The Administrative Agent shall have received a certificate in the form of Exhibit B hereto from an Authorized Officer of the Parent.

SECTION 3.3          Control Agreement. The Administrative Agent shall have received an Account Control Agreement with respect to the Retained Distribution Account (as defined in the Base Indenture) in the form previously provided to the Parent, duly executed by each of the parties thereto.

SECTION 3.4          Amendment Fee. The Administrative Agent shall have received the amendment fees due and payable pursuant to Section 5.3 hereof.

SECTION 3.5          Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.4 hereof (to the extent then invoiced) and pursuant to the Amended Credit Agreement (including all previously invoiced fees and expenses).

ARTICLE IV

AFFIRMATION OF NEGATIVE PLEDGE

For the avoidance of doubt, each of the Borrowers acknowledges and agrees that the covenant set forth in Section 8.2.3 of the Credit Agreement applies to the Capital Stock of each of RCFC and Dollar Thrifty Funding such that no Borrower will, and no Borrower will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the Capital Stock of RCFC or Dollar Thrifty Funding, other than Liens securing the Obligations granted pursuant to the Security Documents.

ARTICLE V

MISCELLANEOUS

SECTION 5.1          Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, waivers and consent set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, consent to or waiver of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of any of the Borrowers or any other Obligor which would require the consent of the Lenders under the Credit Agreement or any of the other Loan Documents.

SECTION 5.2          Loan Document Pursuant to Credit Agreement. This Consent and Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Amended Credit Agreement). Any breach of any representation or warranty or covenant or agreement contained in this Consent and Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5.3          Amendment Fee. Upon the satisfaction of the condition set forth in clause (ii) of Section 3.1, the Borrowers shall pay, without setoff, deduction or counterclaim, a non-refundable amendment fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a counterpart of this Amendment to the attention of Richard Schwartz at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, telecopy no. (917) 777-3215, at or prior to noon, New York time, on or before February 12, 2007 (as such time may be extended by the Parent), in the amount of fifteen (15) basis points of such Lender’s Commitment as of the date hereof. The aggregate amount of such amendment fee shall be paid at or prior to noon, New York time, on February 13, 2007 (or, in the event that the date in the immediately preceding sentence has been extended, the Business Day that immediately succeeds such extended date) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.

SECTION 5.4          Fees and Expenses. The Borrowers, jointly and severally, agree to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Consent and Amendment and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Administrative Agent.

SECTION 5.5          Headings. The various headings of this Consent and Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Consent and Amendment or any provisions hereof.

SECTION 5.6          Execution in Counterparts. This Consent and Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.7          Cross-References. References in this Consent and Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Consent and Amendment.

SECTION 5.8          Successors and Assigns. This Consent and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.9          GOVERNING LAW. THIS CONSENT AND AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: _______________________________
Name:	Pamela S. Peck
Title:	Vice President and Treasurer

DTG OPERATIONS, INC.

By: _______________________________
Name:	Pamela S. Peck
Title:	Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC.

By: _______________________________
Name:	Pamela S. Peck
Title:	Treasurer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston), as the Administrative Agent

By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

LENDERS:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston)

By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

THE BANK OF NOVA SCOTIA

By: _______________________________
Name:
Title:

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

ARVEST BANK

By:_________________________________

Name:
Title:

BANK OF TOKYO-MITSUBISHI

UFJ TRUST COMPANY

By: _______________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH

By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank)

By: _______________________________
Name:
Title:

BANK OF OKLAHOMA, NATIONAL ASSOCIATION

By: _______________________________
Name:
Title:

INTERNATIONAL BANK OF COMMERCE (successor by merger to Local Oklahoma Bank, N.A.)

By: _______________________________
Name:
Title:

MIDFIRST BANK

By: _______________________________
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By: _______________________________
Name:
Title:

HARRIS NESBITT FINANCING, INC.

By: _______________________________
Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:_________________________________

Name:
Title:

SCHEDULE 1

Revised Definition of "Retained Interest"

Definition in Base Indenture:

“Retained Interest” means a transferable indirect residual interest in RCFC's assets held by the Retained Interestholder, that represents the right to receive distributions of amounts on deposit in the Retained Distribution Account allocated to such interest as provided in and subject to the terms of each Series Supplement.

Definition in Security Agreement:

“Retained Interest” means any indirect interest in the assets of an SPC (including any right to receive payments in respect of such assets) to the extent provided for in the organizational documents or other documents establishing the rights and interests in the assets of such SPC, which, in the case of RCFC, is the Retained Interest (as defined in the Base Indenture) held by the Parent.